Exhibit 10.26

RETENTION BONUS AGREEMENT

This Retention Bonus Agreement (“Agreement”) is effective on September 28, 2022, by and between Amir Jafari (“Employee”) and Plastiq Inc. (the “Company”). In consideration of the mutual promises made in this Agreement, the Company and Employee agree as follows.

1. Purpose of Retention Bonus. Employee is being offered a Retention Bonus (as defined below) in recognition of Employee’s performance and contributions to the Company and to encourage Employee to remain employed with the Company.

2. Retention Bonus Amount. The Company shall pay to Employee an aggregate amount of $1,000,000 USD (the “Retention Bonus”), less applicable federal and state taxes and withholdings and other authorized deductions. The Retention Bonus will be paid in six installment payments as follows: 50% of the Retention Bonus will be paid on September 28, 2022 and 10% of the Retention Bonus will be paid on the first business day of each month thereafter until the aggregate amount of the Retention Bonus has been paid (each, a “Payment Date”), provided that Employee remains employed by the Company through each such Payment Date and complies with all other conditions stated in this Agreement.

3. Miscellaneous.

a. This Agreement and the payment of the Retention Bonus under this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the provisions of this Agreement shall be interpreted and administered consistently with such intent.

b. This Agreement shall not modify the duration of Employee’s employment with the Company, and Employee remains an employee-at-will during the entire time of employment with the Company.

c. This Agreement constitutes the entire agreement of the parties with regard to the Retention Bonus. Any modification of this Agreement will be effective only if it is in writing and signed by both the Company’s Chief Executive Officer and Employee.

d. The provisions of this Agreement shall not supersede or modify the provisions of any employment agreement, confidentiality agreement, arbitration agreement or relationship between Employee and the Company. This Agreement does not supersede, replace or limit the rights and obligations of the Company and Employee with respect to such matters imposed by law or other agreements.

e. The headings in this Agreement are intended solely for the convenience of reference and should be given no effect in the construction or interpretation of this Agreement.

f. Should any provision of this Agreement be held to be invalid, void or unenforceable, the remaining provisions shall be unaffected and shall continue in full force and effect, and the invalid, void or unenforceable provision(s) shall be deemed not to be part of this Agreement.

4. Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

[Signature Page Follows]

IT IS SO AGREED.

DATE: 09 / 28 / 2022

/s/ Amir Jafari
Amir Jafari

On behalf of the Company:

DATE: 09 / 28 / 2022

/s/ Eliot Buchanan
Name: Eliot Buchanan
Title: Chief Executive Officer

[Signature Page to Retention Bonus Agreement]

Audit Trail

TITLE		Retention Agreement - Amir Jafari

FILE NAME		Plastiq - Retenti...an 09.26.2022.pdf

DOCUMENT ID		5ef5be7c12aed6cc5feed8b611664d3be3eeb3f4

AUDIT TRAIL DATE FORMAT		MM / DD / YYYY

STATUS		● Signed

Document History

	09 / 28 / 2022	Sent for signature to Amir Jafari (amir@plastiq.com) and
	09:23:34 UTC-7	Eliot Buchanan (eliot@plastiq.com) from marykate@plastiq.com

IP: 99.21.37.139

	09 / 28 / 2022	Viewed by Eliot Buchanan (eliot@plastiq.com)
	09:32:39 UTC-7	IP: 67.160.233.186

	09 / 28 / 2022	Signed by Eliot Buchanan (eliot@plastiq.com)
	09:32:50 UTC-7	IP: 67.160.233.186

	09 / 28 / 2022	Viewed by Amir Jafari (amir@plastiq.com)
	09:51:08 UTC-7	IP: 71.198.50.70

	09 / 28 / 2022	Signed by Amir Jafari (amir@plastiq.com)
	09:51:36 UTC-7	IP: 71.198.50.70

	09 / 28 / 2022	The document has been completed.
09:51:36 UTC-7